UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

KCAP FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

295 MADISON AVENUE

NEW YORK, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 455-8300

Not applicable

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2013, KCAP Financial, Inc. (the “Company”) and each of Dayl Pearson, its Chief Executive Officer and President, Edward U. Gilpin, its Chief Financial Officer, R. Jon Corless, its Chief Investment Officer and Daniel P. Gilligan, its Chief Compliance Officer and Director of Portfolio Administration (together, the “Executives”), entered into letter agreements (collectively, the “Letter Agreements”) to amend Section 4(c) of such Executive’s employment agreement to delete the following provision:

“In addition, a termination of your employment by you for any reason during the 90-day period immediately following a Change in Control shall be deemed to be a termination for Good Reason for all purposes of this letter agreement.” (The language deleted in Mr. Gilpin’s agreement referred to “this agreement” rather than “this letter agreement.”)

The above summary of the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the Letter Agreements, a copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between KCAP Financial, Inc. and Dayl Pearson.
10.2	Letter Agreement between KCAP Financial, Inc. and Edward U. Gilpin.
10.3	Letter Agreement between KCAP Financial, Inc. and R. Jon Corless.
10.4	Letter Agreement between KCAP Financial, Inc. and Daniel P. Gilligan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2013	KCAP Financial, Inc.

	By:	/s/ Edward U. Gilpin
Name: Edward U. Gilpin
Title: Chief Financial Officer